Exhibit 10.11
Mirion Technologies, Inc.
2006 Stock Plan
Effective as of December 22, 2005

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c.	Execution	8

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Mirion Technologies, Inc.
2006 Stock Plan
SECTION 1. PURPOSE.
This Plan provides for the grant of Options to purchase Shares. The purpose of this Plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company or its affiliates, to promote the success of the Company’s business and to provide the grant of Options to purchase Shares in amounts equal to and on similar terms as the options provided to persons who provided services to the Company or its affiliates prior to the Restructuring. Unless the context otherwise requires, capitalized terms used herein are defined in Section 10.
SECTION 2. ADMINISTRATION.
a. Committees. The Plan shall be administered by the Board of Directors or, at its election, by one or more Committees consisting of one or more members who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as may be delegated to it by the Board of Directors, and any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has delegated the relevant function. If no Committee has been appointed, the entire Board of Directors shall administer the Plan.
b. Authority of the Board of Directors. The Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, including a review of any decision, interpretation or other action by a Committee. All decisions, interpretations and other actions of the Board of Directors or, in the absence of any action by the Board of Directors, any Committee shall be final and binding on all Participants and other persons deriving their rights from a Participant. Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the Plan or any Stock Option Agreement, accelerate vesting or exercisability of Awards, extend the term or period of exercisability of any Awards, modify the Purchase Price or Exercise Price under any Award, or waive any terms or conditions applicable to any Award; provided, however, that no action taken by the Board of Directors shall adversely affect in any material respect the rights granted to any Participant under any outstanding Award without the Participant’s written consent.
SECTION 3. STOCK SUBJECT TO PLAN.
a. Basic Limitation. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 91,600 Shares. The number of Shares is subject to adjustment pursuant to Section 7. The number of Shares that are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan.

b. Additional Shares. In the event that any outstanding Option or other right to acquire Shares expires, is cancelled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan.
c. Acquisitions. In connection with the acquisition of any business by the Company or any of its affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Options under the Plan upon such terms and conditions as the Board of Directors determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company and its affiliates for purposes of such grant or award. Any Shares underlying any grant, award or sale pursuant to any such acquisition shall be disregarded for purposes of applying and shall not reduce the number of Shares available under Section 3(a) above.
SECTION 4. GENERAL TERMS.
a. Eligibility. The Board of Directors or any committee designated thereby is authorized to grant Options to Employees, Directors and Consultants.
b. Nontransferability. No Option or other right to acquire Shares, may be transferred, assigned, pledged or hypothecated by any Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution. Subject to the limitations contained in this Section, an Option or other right to acquire Shares under the Plan, may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative. Such Option or other right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted, except in the case of a transfer by the Participant to its affiliate with the prior written consent of the Board of Directors in its discretion. Shares issued upon exercise of an Option may be subject to such restrictions as are set forth in the applicable Stock Option Agreement or the Stockholders Agreement.
c. Withholding Requirements. As a condition to the receipt or purchase of Shares pursuant to the exercise of an Option, a Participant shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such receipt or purchase.
d. No Retention Rights. Nothing in the Plan or in any award granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.
SECTION 5. OPTIONS.
a. Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
b. Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7.
c. Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under any Option shall be determined by the Board of Directors in its sole discretion. The Exercise Price shall be payable in a form described in Section 6.
d. Vesting. Each Stock Option Agreement shall specify the date and events on which all or any installment of the Option shall be vested and nonforfeitable (except as provided in the Plan or the Stock Option Agreement). The vesting and nonforfeitability provisions applicable to any Option shall be determined by the Board of Directors in its sole discretion. Unless otherwise provided in the Stock Option Agreement for a Participant, no vesting of any Option shall occur, and all rights to future vesting of any Option shall cease, upon the termination of Service for any reason.
e. Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors in its sole discretion.
f. Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant. Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option shall expire.
g. Termination of Service (Except for Cause). If a Participant’s Service terminates for any reason other than for Cause, then the Participant’s Options shall expire on the earliest of the following occasions:
(i)	The expiration date determined pursuant to Subsection (f) above;

(ii)	The date thirty days (30) after the termination of the Participant’s employment by the Company for any reason other than for Cause;

(iii)	The date of termination of the Participant’s employment by the Company for Cause or if Cause exists on such date; or

(iv)	The date thirty days (30) after the date of the Participant’s voluntary termination of employment with the Company for any reason.
A Participant (or in the case of the Participant’s death or Disability, the Participant’s representative) may exercise all or part of the Participant’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable for vested Shares on or before the date Participant’s Service terminates. All unvested Options shall lapse when the Participant’s Service terminates.
h. Termination for Cause. All of a Participant’s Options (including any exercised Options for which Shares have not been delivered to the Participant) shall be cancelled and forfeited immediately on the date of the Participant’s termination of Service if such termination is for Cause or Cause exists on such date. Should a Participant die at a time when Cause exists but prior to the date Participant’s Service is terminated for Cause, all of the Participant’s Options (including any exercised Options for which Shares have not been delivered to the Participant) shall be cancelled and forfeited immediately as of the date of the Participant’s death.
i. Leaves of Absence. For purposes of Subsections (g) and (h) above, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).
j. No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by the Participant’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise, paying the Purchase Price pursuant to the terms of such Option and satisfying such other conditions as the Board of Directors shall reasonably require.
k. Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may provide for the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair the Participant’s rights or increase the Participant’s obligations under such Option.
SECTION 6. PAYMENT FOR SHARES.
a. General Rule. The Purchase Price of Shares issued under the Plan shall be payable in cash or by check at the time when such Shares are purchased, except as otherwise provided in this Section 6.
b. Cashless Exercise. At the sole discretion of the Board of Directors, on or after an Initial Public Offering, payment of all or any portion of the Purchase Price of Shares issued under the Plan and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable upon the exercise of an Award by the number of Shares having a fair market value equal to the Purchase Price.
c. Other Methods of Payment for Shares. At the sole discretion of the Board of Directors, all or any part of the Purchase Price and any applicable withholding requirements may be paid by any other method.
SECTION 7. ADJUSTMENT OF SHARES.
a. General. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available under Section 3 for future Awards, (ii) the number of Shares covered by each outstanding Option or other right to purchase Shares under the Plan and/or (iii) the Exercise Price of each outstanding Option or Purchase Price of each other outstanding Award under the Plan.
b. Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the Participants’ consent, may provide for:
(i)	the continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii)	the substitution by the surviving corporation or its parent of stock awards with substantially the same terms for such outstanding Awards;

(iii)	the acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Board of Directors; or

(iv)	the cancellation of all or any portion of such outstanding Awards by a cash payment of the excess, if any, of the fair market value of the Shares subject to such outstanding Awards or portion thereof being canceled over the Purchase Price with respect to such Awards or portion thereof being canceled.
c. Reservation of Rights. Except as provided in this Section 7, neither a Participant nor a Participant’s representative shall have any rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 8. SECURITIES LAW REQUIREMENTS. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. Each Participant and any person deriving its rights from any Participant shall, as a condition to the purchase or issuance of any Shares under the Plan, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of Shares is not required to be registered under any applicable securities laws.
SECTION 9. DURATION AND AMENDMENTS.
a. Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the majority of the Company’s stockholders. If a majority of the stockholders fail to approve the Plan within 12 months of its adoption by the Board of Directors, any Awards that have already been made shall be rescinded, and no additional Awards shall be made thereafter under the Plan. The Plan shall terminate automatically on the day preceding the tenth anniversary of its adoption by the Board of Directors unless earlier terminated pursuant to Subsection (b) below.
b. Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan (except as provided in Section 7) which increases the maximum number of Shares issuable to any person or available for issuance under the Plan in the aggregate, shall be subject to the approval of the Company’s stockholders. Stockholder approval shall not be required for any other amendment of the Plan.
c. Effect of Amendment or Termination. Any amendment of the Plan shall not adversely affect in any material respect any Participant’s rights under any Award previously made or granted under the Plan without the Participant’s consent. No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an Award granted prior to such termination. The termination of the Plan shall not affect any Awards outstanding on the termination date.
SECTION 10. DEFINITIONS.
a. “Award” shall mean any award of Options granted under the Plan.
b. “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
c. “Cause” shall mean, as defined in the Participant’s written employment agreement, provided, that if a Participant does not have a written employment agreement, that a Participant:
     (i) committed or engaged in an act of fraud, embezzlement, sexual harassment, dishonesty or theft in connection with Participant’s duties for the Company or any subsidiary of the Company;
     (ii) materially breached or defaulted under Participant’s agreements or obligations under any employment, non-disclosure or similar agreement with the Company or any subsidiary of the Company;
     (iii) is convicted of, or pleas nolo contendre with respect to, an act of criminal misconduct;

     (iv) engaged in an act of incompetence, gross negligence or willful failure to perform Participant’s duties or responsibilities; or
     (v) failed to follow in any material respect a direction or policy of the Board of Directors of the Company.
d. “Code” shall mean the Internal Revenue Code of 1986, as amended.
e. “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).
f. “Company” shall mean Mirion Technologies, Inc. a Delaware corporation.
g. “Consultant” shall mean a person who performs bona fide services for the Company or a Subsidiary as a consultant or advisor, excluding Employees and Directors.
h. “Director” shall mean a member of the Board of Directors who is not an Employee.
i. “Disability” shall mean that the Participant has a physical or mental incapacity or disability which renders Participant unable to render services to the Company pursuant to the terms of such Participant’s written employment agreement, or if Participant does not have a written employment agreement, pursuant to the normal and customary duties of employment of the Participant, for (A) one hundred eighty (180) days in any twelve (12) month period or (B) for a period of one hundred twenty (120) successive days.
j. “Employee” shall mean an individual who is a common-law employee of the Company.
k. “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.
l. “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons
m. “Initial Public Offering” shall mean a firm commitment underwritten public offering of Shares or other event the result of which is that Shares are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or similar market system.
n. “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.
o. “Option” shall mean a Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.
p. “Participant” shall mean an individual to whom the Board of Directors has offered the right to acquire Shares under the Plan pursuant to an Option or otherwise.

q. “Plan” shall mean this Mirion Technologies, Inc. 2006 Stock Plan.
r. “Purchase Price” shall mean (i) with respect to an Option, the Exercise Price multiplied by the number of Shares with respect to which an Option is being exercised, and (ii) the aggregate consideration for which Shares subject to an Award may be acquired by a Participant.
s. “Restructuring” shall mean the transactions contemplated by the Master Restructuring Agreement and Plan of Merger dated December 22, 2005, among the Company, American Capital Strategies, Ltd, Thomas D. Logan, Dosimetry Acquisitions (U.S.), Inc., Global Dosimetry Solutions, Inc., IST Acquisitions, Inc., Dosimetry Acquisitions (U.S.), LLC and Global Dosimetry Acquisitions, Inc.
t. “Service” shall mean service as an Employee, Director or Consultant. Unless otherwise provided in a Stock Option Agreement, a Participant’s transition in status from or to Employee, Director or Consultant shall not be treated as a termination of Service.
u. “Share” shall mean one share of Common Stock of the Company, with a par value of $0.001 per Share.
v. “Stock Option Agreement” shall mean the agreement between the Company and a Participant, which contains the terms, conditions and restrictions pertaining to the Participant’s Option.
w. “Stockholders Agreement” shall mean that certain Stockholders Agreement, dated as of December 22, 2005, by and among the Company and the other parties thereto, as the same may be amended or modified from time to time.
SECTION 11. MISCELLANEOUS.
a. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.
b. Stockholders Agreement. For so long as the Stockholders Agreement is in full force and effect, this Plan shall be subject to the provisions of the Stockholders Agreement. To the extent the provisions of this Plan conflict or are inconsistent with any of the provisions of the Stockholders Agreement, the Stockholders Agreement shall control.
c. Execution. To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

Mirion Technologies, Inc.
By:	/s/ Thomas D. Logan
	Name:	Thomas D. Logan
	Title:	President

SIGNATURE PAGE TO GMS STOCK OPTION PLAN